Exhibit 99.1

QUEST DIAGNOSTICS REPORTS FOURTH QUARTER 2011 FINANCIAL RESULTS; PROVIDES GUIDANCE FOR 2012

—  Revenues of $1.9 billion, up 3%
—  Adjusted diluted EPS of $1.23, up 19%; reported diluted EPS of $1.19, up 23%
—  Cash flow from operations of $338 million compared to $340 million in 2010
—  2012 guidance before special items: Diluted EPS between $4.40 and $4.55; revenues to grow between 2% and 2.5%
—  Board approves $1 billion share repurchase authorization

MADISON, N.J., JANUARY 24, 2012 – Quest Diagnostics Incorporated (NYSE: DGX), the world’s leading provider of diagnostic testing, information and services, announced today that for the fourth quarter ended December 31, 2011, adjusted income from continuing operations was $197 million, or $1.23 per diluted share, compared to $179 million, or $1.03 per diluted share, in 2010. For the fourth quarter of 2011, reported income from continuing operations was $190 million, or $1.19 per diluted share, compared to $167 million, or $0.97 per diluted share, in 2010. Income from continuing operations in the fourth quarter of 2011 was reduced by $0.02 per share related to restructuring and integration activities, and $0.02 per share related to CEO succession costs. In 2010, fourth quarter income from continuing operations was reduced by a $0.03 per share restructuring charge and $0.03 per share related to a litigation settlement. Fourth quarter results include a benefit of $0.08 per share in 2011 and $0.05 per share in 2010 associated with discrete tax items.

Revenues increased 3.0% to $1.9 billion for the fourth quarter. Clinical testing revenues increased 2.6%, with revenue per requisition up 2.2% and volume, measured by the number of requisitions, up 0.4%. Year-over-year volume comparisons benefited by 0.4% due to the impact of weather. The acquisitions of Athena and Celera contributed 3.2% to consolidated revenue growth and 2.6% to clinical testing revenue growth.

For the fourth quarter of 2011, adjusted operating income was $336 million or 17.9% of revenues, compared to $313 million or 17.2% of revenues for 2010. Reported operating income was $325 million, or 17.3% of revenues, compared to $294 million, or 16.1% of revenues, in 2010. Cash flow from operations was $338 million, compared to $340 million in 2010. During the fourth quarter of 2011, the company repurchased $50 million of its common shares.

“During the fourth quarter, revenues grew 3%, adjusted earnings per share increased 19%, and cash flow remained strong,” said Surya N. Mohapatra, Ph.D., Chairman and CEO. “We continued to make progress in executing our growth plan and reducing costs. In 2011, we established a solid foundation of strategic assets and capabilities focused on cancer, cardiovascular disease, infectious disease and neurological disorders. In addition, we commenced a multi-year $500 million cost-reduction initiative and returned $1 billion in cash to our shareholders through a combination of share repurchases and dividends. Beginning in 2012, we are increasing our quarterly cash dividend by 70%, and today, we announced our Board of Directors has approved an additional $1 billion share repurchase authorization. We are well positioned for the future, and remain focused on increasing shareholder value.”

Full Year 2011 Performance
Revenues of $7.5 billion increased 1.9% from 2010. The acquisitions of Athena and Celera contributed 2.2% to revenue growth. For 2011, adjusted income from continuing operations was $729 million, or $4.53 per diluted share, compared to $754 million, or $4.23 per diluted share, in 2010. On a reported basis, income from continuing operations was $472 million, or $2.93 per diluted share, in 2011, compared to $723 million, or $4.06 per diluted share, in 2010.

Adjusted operating income for 2011 was $1.3 billion, or 17.6% of revenues, compared to $1.3 billion, or 18.3% of revenues, in 2010. On a reported basis, operating income was $995 million, or 13.2% of revenues, in 2011, compared to $1.3 billion, or 17.6% of revenues, for 2010. Cash provided by operations was $895 million and was reduced by the Medi-Cal settlement payment, restructuring and integration, and transaction costs related to acquisitions, totaling $202 million. Before these items, cash flow was $1.1 billion, compared to $1.1 billion in 2010. During 2011, the company repurchased $935 million of its common shares.

Outlook for 2012
For 2012, the company estimates results from continuing operations, before special items, as follows:
•	Revenues to grow between 2% and 2.5%;
•	Diluted earnings per share to be between $4.40 and $4.55;
•	Operating income as a percentage of revenues to approach 18%;
•	Cash from operations to approximate $1.2 billion; and
•	Capital expenditures to be between $225 million to $250 million.

Note on Non-GAAP Financial Measures
As used in this press release, the term adjusted refers to the operating performance measures that exclude the Medi-Cal charge, restructuring and integration charges, transaction costs related to the acquisitions of Athena and Celera, CEO succession costs, an employment litigation settlement, and the estimated impact of severe weather. Adjusted measures are presented because management believes those measures are useful adjuncts to reported results under accounting principles generally accepted in the United States. Adjusted measures should not be considered as an alternative to the corresponding measures determined under accounting principles generally accepted in the United States.

Conference Call Information
Quest Diagnostics will hold its fourth quarter conference call on January 24, 2012 at 8:30 a.m. Eastern Time. The public may access the conference call through a live audio webcast available on Quest Diagnostics’ Investor Relations internet site at www.QuestDiagnostics.com/investor. The conference call can also be accessed in listen-only mode by dialing 415-228-4961, passcode 3214469. The company suggests participants dial in approximately 10 minutes before the call. Registered analysts may access the call at: www.streetevents.com. In addition, a replay of the call may be accessed online at www.QuestDiagnostics.com/investor or by phone at 888-673-3567 for domestic callers, or 402-220-6430 for international callers. No access code will be required. Telephone replays will be available from 10:30 a.m. Eastern Time on January 24 until midnight Eastern Time on February 23, 2012.

About Quest Diagnostics
Quest Diagnostics Incorporated (NYSE: DGX) is the world’s leading provider of diagnostic testing, information and services that patients and doctors need to make better healthcare decisions. The company, which had 2011 revenues of $7.5 billion, offers the broadest access to diagnostic testing services through its network of laboratories and patient service centers, and provides interpretive consultation through its extensive medical and scientific staff. Quest Diagnostics is a pioneer in developing innovative new diagnostic tests and advanced healthcare information technology solutions that help improve patient care. Additional company information is available at: www.QuestDiagnostics.com.

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers and strategic partners and other factors discussed in “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures About Market Risk” in the company’s 2010 Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Risk Factors” in the company’s quarterly reports on Form 10-Q and other items throughout the Form 10-K and the company’s 2011 quarterly reports on Form 10-Q and Current Reports on Form 8-K.

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

TABLES FOLLOW

# # #

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2011 and 2010
(in millions, except per share and percentage data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2011	2010	2011	2010

Net revenues	$1,879.3	$1,824.0	$7,510.5	$7,368.9

Operating costs and expenses:
Cost of services	1,077.3	1,080.4	4,395.3	4,317.2
Selling, general and administrative	457.1	431.0	1,814.3	1,707.7
Amortization of intangible assets	19.2	10.7	67.0	39.2
Other operating expense, net	0.6	7.7	238.9	9.3

Total operating costs and expenses	1,554.2	1,529.8	6,515.5	6,073.4

Operating income	325.1	294.2	995.0	1,295.5

Other income (expense):
Interest expense, net	(42.7)	(37.6)	(170.6)	(146.1)
Equity earnings in unconsolidated joint ventures	6.1	7.0	29.0	29.6
Other income, net	3.8	3.3	2.9	5.3

Total non-operating expenses, net	(32.8)	(27.3)	(138.7)	(111.2)

Income from continuing operations before taxes	292.3	266.9	856.3	1,184.3
Income tax expense	92.9	91.6	349.0	425.5

Income from continuing operations	199.4	175.3	507.3	758.8
Loss from discontinued operations, net of taxes	(0.4)	(1.1)	(1.6)	(1.8)

Net income	199.0	174.2	505.7	757.0
Less: Net income attributable to noncontrolling interests	9.5	8.5	35.1	36.1

Net income attributable to Quest Diagnostics	$189.5	$165.7	$470.6	$720.9

Amounts attributable to Quest Diagnostics’ common stockholders:
Income from continuing operations	$189.9	$166.8	$472.2	$722.7
Loss from discontinued operations, net of taxes	(0.4)	(1.1)	(1.6)	(1.8)

Net income	$189.5	$165.7	$470.6	$720.9

Earnings per share attributable to Quest Diagnostics’ common stockholders - basic:
Income from continuing operations	$1.20	$0.97	$2.96	$4.09
Loss from discontinued operations	—	(0.01)	(0.01)	(0.01)

Net income	$1.20	$0.96	$2.95	$4.08

Earnings per share attributable to Quest Diagnostics’ common stockholders – diluted:
Income from continuing operations	$1.19	$0.97	$2.93	$4.06
Loss from discontinued operations	—	(0.01)	(0.01)	(0.01)

Net income	$1.19	$0.96	$2.92	$4.05

Weighted average common shares outstanding:
Basic	157.8	170.4	158.7	175.7
Diluted	159.1	171.8	160.2	177.3

Operating income as a percentage of net revenues	17.3%	16.1%	13.2%	17.6%

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
December 31, 2011 and 2010
(in millions, except per share data)

	December 31, 2011	December 31, 2010

	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$164.9	$449.3
Accounts receivable, net	906.5	845.3
Inventories	89.1	76.6
Deferred income taxes	153.3	142.5
Prepaid expenses and other current assets	87.4	91.7

Total current assets	1,401.2	1,605.4
Property, plant and equipment, net	799.8	834.4
Goodwill	5,795.8	5,101.9
Intangible assets, net	1,035.6	796.4
Other assets	281.0	189.5

Total assets	$9,313.4	$8,527.6

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$906.8	$865.3
Short-term borrowings and current portion of long-term debt	654.4	349.0

Total current liabilities	1,561.2	1,214.3
Long-term debt	3,370.5	2,641.2
Other liabilities	666.7	618.1
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized at both December 31, 2011 and 2010; 214.6 shares and 214.2 shares issued at December 31, 2011 and 2010, respectively	2.1	2.1
Additional paid-in capital	2,347.5	2,311.4
Retained earnings	4,263.6	3,867.4
Accumulated other comprehensive (loss) income	(8.0)	10.6
Treasury stock, at cost; 57.2 shares and 43.5 shares at December 31, 2011 and 2010, respectively	(2,912.3)	(2,158.1)

Total Quest Diagnostics stockholders’ equity	3,692.9	4,033.4
Noncontrolling interests	22.1	20.6

Total stockholders’ equity	3,715.0	4,054.0

Total liabilities and stockholders’ equity	$9,313.4	$8,527.6

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Twelve Months Ended December 31, 2011 and 2010
(in millions)
(unaudited)

	Twelve Months Ended December 31,

	2011	2010

Cash flows from operating activities:
Net income	$505.7	$757.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	281.1	254.0
Provision for doubtful accounts	279.6	291.7
Deferred income tax provision (benefit)	28.6	(18.9)
Stock-based compensation expense	71.9	53.9
Excess tax benefits from stock-based compensation arrangements	(4.5)	(0.9)
Provision for special charge	236.0	—
Other, net	8.6	23.0
Changes in operating assets and liabilities:
Accounts receivable	(306.7)	(309.9)
Accounts payable and accrued expenses	(17.6)	18.2
Settlement of special charge	(241.0)	—
Income taxes payable	39.1	33.7
Other assets and liabilities, net	14.7	16.2

Net cash provided by operating activities	895.5	1,118.0

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(1,298.6)	—
Sale of securities acquired in business acquisition	213.5	—
Capital expenditures	(161.5)	(205.4)
Decrease (increase) in investments and other assets	3.2	(11.1)

Net cash used in investing activities	(1,243.4)	(216.5)

Cash flows from financing activities:
Proceeds from borrowings	2,689.4	—
Repayments of debt	(1,710.3)	(169.5)
Purchases of treasury stock	(935.0)	(750.0)
Exercise of stock options	136.8	48.5
Excess tax benefits from stock-based compensation arrangements	4.5	0.9
Dividends paid	(64.7)	(71.3)
Distributions to noncontrolling interests	(35.7)	(36.7)
Other financing activities, net	(21.5)	(8.4)

Net cash provided by (used in) financing activities	63.5	(986.5)

Net change in cash and cash equivalents	(284.4)	(85.0)

Cash and cash equivalents, beginning of period	449.3	534.3

Cash and cash equivalents, end of period	$164.9	$449.3

Cash paid during the period for:
Interest	$161.8	$139.8
Income taxes	$285.3	$421.9

Notes to Financial Tables

1)	The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2011	2010	2011	2010

		(in millions, except per share data)
Amounts attributable to Quest Diagnostics’ common stockholders:
Income from continuing operations	$189.9	$166.8	$472.2	$722.7
Loss from discontinued operations, net of taxes	(0.4)	(1.1)	(1.6)	(1.8)

Net income available to common stockholders	$189.5	$165.7	$470.6	$720.9

Income from continuing operations	$189.9	$166.8	$472.2	$722.7
Less: Earnings allocated to participating securities	1.0	0.9	3.0	3.4

Earnings available to Quest Diagnostics’ common stockholders – basic and diluted	$188.9	$165.9	$469.2	$719.3

Weighted average common shares outstanding – basic	157.8	170.4	158.7	175.7

Effect of dilutive securities:
Stock options and performance share units	1.3	1.4	1.5	1.6

Weighted average common shares outstanding – diluted	159.1	171.8	160.2	177.3

Earnings per share attributable to Quest Diagnostics’ common stockholders - basic:
Income from continuing operations	$1.20	$0.97	$2.96	$4.09
Loss from discontinued operations	—	(0.01)	(0.01)	(0.01)

Net income	$1.20	$0.96	$2.95	$4.08

Earnings per share attributable to Quest Diagnostics’ common stockholders - diluted:
Income from continuing operations	$1.19	$0.97	$2.93	$4.06
Loss from discontinued operations	—	(0.01)	(0.01)	(0.01)

Net income	$1.19	$0.96	$2.92	$4.05

2)

Adjusted amounts for operating income, operating income as a percentage of net revenues, income from continuing operations, and diluted earnings per common share represent the Company’s results before the impact of the Medi-Cal charge, restructuring and integration charges, transaction costs related to the acquisitions of Athena Diagnostics and Celera Corporation, CEO succession costs, an employment litigation settlement and the estimated impact of severe weather. Adjusted measures are presented because management believes those measures are useful adjuncts to reported results under accounting principles generally accepted in the United States of America when comparing results of operations from period to period. Adjusted measures should not be considered as an alternative to the corresponding measures determined under accounting principles generally accepted in the United States. The following tables reconcile reported results to adjusted results:

	Three months ended December 31, 2011 (dollars in millions, except per share data)

	As Reported	Restructuring and Integration Charges (a)	CEO Succession Costs (b)	As Adjusted

Operating income	$325.1	$5.7	$5.6	$336.4
Operating income as a % of net revenues	17.3%	0.3%	0.3%	17.9%
Income from continuing operations (c)	189.9	3.5	3.4	196.8
Diluted earnings per common share	1.19	0.02	0.02	1.23

(a)

Includes $8.7 million of pre-tax costs principally associated with professional fees incurred in conjunction with further restructuring and integrating our business. The remainder is primarily associated with the reversal of certain previously established reserves for restructuring activities, principally associated with workforce reductions.

(b)	Principally represents accrued severance and accelerated vesting of equity awards in connection with the succession of our CEO.

(c)	For both the restructuring and integration charges, and CEO succession costs, income tax expense was calculated using a combined federal and state rate of 38.7%.

	Twelve months ended December 31, 2011 (dollars in millions, except per share data)

	As Reported	Medi-Cal Charge (d)	Restructuring and Integration Charges (e)	Transaction Costs (f)	CEO Succession Costs (g)	Severe Weather (h)	As Adjusted

Operating income	$995.0	$236.0	$52.2	$16.9	$5.6	$18.5	$1,324.2
Operating income as a % of net revenues	13.2%	3.1%	0.7%	0.2%	0.1%	0.3%	17.6%
Income from continuing operations (i)	472.2	194.7	32.0	15.2	3.4	11.3	728.8
Diluted earnings per common share	2.93	1.22	0.20	0.09	0.02	0.07	4.53

(d)

Represents the first quarter 2011 pre-tax charge of $236 million associated with the agreement in principle related to Medi-Cal. The terms of the final settlement, which was reached in the second quarter, were consistent with the agreement in principle and resulted in no additional charge.

(e)

Represents costs incurred in conjunction with further restructuring and integrating our business, and includes $41.9 million of pre-tax charges, principally associated with workforce reductions, with the remainder principally professional fees.

(f)

Includes $20.0 million of pre-tax transaction costs associated with the acquisitions of Athena Diagnostics and Celera Corporation. Of these costs, $16.9 million, primarily related to professional fees, was recorded in selling, general, and administrative expenses and $3.1 million of financing related costs were recorded in interest expense, net.

(g)	Principally represents accrued severance and accelerated vesting of equity awards in connection with the succession of our CEO.

(h)	Represents an estimate of the impact of severe weather in the first quarter of 2011.

(i)

Income tax expense of $41.3 million associated with the Medi-Cal charge was calculated by applying a combined federal and the applicable state tax rate of 36% to the portion of the settlement for which a tax benefit has been recorded. Income tax expense of $4.8 million associated with transaction costs was calculated by applying a combined federal and state rate of 38.7% to those costs for which a tax benefit has been recorded. For the estimated impact of severe weather, restructuring and integration charges, and CEO succession costs, income tax expense was calculated using a combined federal and state rate of 38.7%.

	Three months ended December 31, 2010 (dollars in millions, except per share data)

	As Reported	Restructuring Charges (j)	Employment Litigation Settlement	As Adjusted

Operating income	$294.2	$9.6	$9.6	$313.4
Operating income as a % of net revenues	16.1%	0.6%	0.5%	17.2%
Income from continuing operations (k)	166.8	5.9	5.9	178.6
Diluted earnings per common share	0.97	0.03	0.03	1.03

(j)	Includes $9.6 million of pre-tax restructuring charges, principally associated with workforce reductions.

(k)	For both the restructuring charges, and the employment litigation settlement, income tax expense was calculated using a combined federal and state rate of 39%.

	Twelve months ended December 31, 2010 (dollars in millions, except per share data)

	As Reported	Severe Weather (l)	Restructuring Charges (m)	Employment Litigation Settlement	As Adjusted

Operating income	$1,295.5	$14.1	$27.0	$9.6	$1,346.2
Operating income as a % of net revenues	17.6%	0.2%	0.4%	0.1%	18.3%
Income from continuing operations (n)	722.7	8.6	16.4	5.9	753.6
Diluted earnings per common share	4.06	0.05	0.09	0.03	4.23

(l)	Represents an estimate of the impact of severe weather in the first quarter of 2010.

(m)	Includes $27.0 million of pre-tax restructuring charges, principally associated with workforce reductions.

(n)	For the estimated impact of severe weather, restructuring charges, and the employment litigation settlement, income tax expense was calculated using a combined federal and state rate of 39%.

3)

The following table summarizes the impact to the year over year comparisons for restructuring and integration charges, CEO succession costs and the employment litigation settlement on certain reported results for the three months ended December 31, 2011 and 2010 (in millions, except per share data):

Three months ended December 31, 2011 and 2010

	Restructuring and Integration Charges			CEO Succession Costs

	2011	2010	Better (Worse)	2011	2010	Better (Worse)

Cost of services	$(2.7)	$1.9	$4.6	$—	$—	$—
Selling, general and administrative	8.4	7.7	(0.7)	5.6	—	(5.6)
Operating income	5.7	9.6	3.9	5.6	—	(5.6)
Net income	3.5	5.9	2.4	3.4	—	(3.4)
Diluted earnings per common share	0.02	0.03	0.01	0.02	—	(0.02)

	Employment Litigation Settlement

	2011	2010	Better (Worse)

Cost of services	$—	$—	$—
Selling, general and administrative	—	—	—
Operating income	—	9.6	9.6
Net income	—	5.9	5.9
Diluted earnings per common share	—	0.03	0.03

4)

The following table summarizes the impact to the year over year comparisons for the Medi-Cal charge, transaction costs, restructuring and integration charges, CEO succession costs, the estimated impact of severe weather and the employment litigation settlement on certain reported results for the twelve months ended December 31, 2011 and 2010 (in millions, except per share data):

Twelve Months Ended December 31, 2011 and 2010

	Medi-Cal Charge			Transaction Costs

	2011	2010	Better (Worse)	2011	2010	Better (Worse)

Cost of services	$—	$—	$—	$—	$—	$—
Selling, general and administrative	—	—	—	16.9	—	(16.9)
Operating income	236.0	—	(236.0)	16.9	—	(16.9)
Net income	194.7	—	(194.7)	15.2	—	(15.2)
Diluted earnings per common share	1.22	—	(1.22)	0.09	—	(0.09)

Twelve Months Ended December 31, 2011 and 2010

	Restructuring and Integration Charges			CEO Succession Costs

	2011	2010	Better (Worse)	2011	2010	Better (Worse)

Cost of services	$22.2	$6.4	$(15.8)	$—	$—	$—
Selling, general and administrative	30.0	20.6	(9.4)	5.6	—	(5.6)
Operating income	52.2	27.0	(25.2)	5.6	—	(5.6)
Net income	32.0	16.4	(15.6)	3.4	—	(3.4)
Diluted earnings per common share	0.20	0.09	(0.11)	0.02	—	(0.02)

	Severe Weather								Employment Litigation Settlement

	2011			2010			Better (Worse)		2011	2010	Better (Worse)

Cost of services	$		*	$		*	$	*	$—	$—	$—
Selling, general and administrative			*			*		*	—	—	—
Operating income		18.5			14.1			(4.4)	—	9.6	9.6
Net income		11.3			8.6			(2.7)	—	5.9	5.9
Diluted earnings per common share		0.07			0.05			(0.02)	—	0.03	0.03

*	The estimated impact on operating costs of severe weather predominantly affects cost of services; with a lesser impact on selling, general, and administrative expenses.

5)

Other operating expense, net includes special charges, and miscellaneous income and expense items related to operating activities. For the twelve months ended December 31, 2011, other operating expense, net included a first quarter 2011 pre-tax charge of $236 million associated with the agreement in principle related to Medi-Cal. For the three and twelve months ended December 31, 2010, other operating expense, net included a $9.6 million pre-tax charge associated with the settlement of employment litigation.

6)

Results for the three and twelve months ended December 31, 2011 include discrete tax benefits of $0.08 and $0.11 per diluted share, respectively, primarily associated with certain state tax planning initiatives and the favorable resolution of certain tax contingencies. Results for the three and twelve months ended December 31, 2010 include discrete tax benefits of $0.05 and $0.12 per diluted share, respectively, primarily associated with the favorable resolution of certain tax contingencies.

7)

Other income, net represents miscellaneous income and expense items related to non-operating activities, such as gains and losses associated with investments and other non-operating assets. For the twelve months ended December 31, 2011, other income, net includes a pre-tax gain of $3.2 million associated with the sale of an investment. For the three and twelve months ended December 31, 2011, other income, net also includes gains of $3.8 million and $0.3 million, respectively, associated with investments held in trusts pursuant to our supplemental deferred compensation plans. For the three and twelve months ended December 31, 2010, other income, net includes gains of $3.3 million and $5.7 million, respectively, associated with investments held in trusts pursuant to our supplemental deferred compensation plans.

8)

For the three months ended December 31, 2011, the Company repurchased 0.9 million shares of its common stock at a price of $57.21 per share for $50 million. For the twelve months ended December 31, 2011, the Company repurchased 17.3 million shares of its common at a price of $54.05 per share for $935 million, including 15.4 million shares of its common stock at a price of $54.30 per share for $835 million from SB Holdings Capital Inc., a wholly-owned subsidiary of GlaxoSmithKline plc. For the three and twelve months ended December 31, 2011, the Company reissued 0.9 million shares and 3.6 million shares, respectively, for employee benefit plans. As of December 31, 2011, the Company had $65 million remaining under share repurchase authorizations. In January 2012, our Board of Directors authorized $1.0 billion of additional share repurchases, bringing the total available under share repurchase authorizations at that date to $1.1 billion.